UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

As part of its press release, as described below, Spero Therapeutics, Inc. (the “Company”) disclosed that its cash and cash equivalents as of December 31, 2023 were approximately $76.3 million. The following information should be considered in connection with this preliminary result: The Company’s audited, consolidated financial statements as of December 31, 2023, are not yet available. Accordingly, the information presented above reflects the Company’s preliminary estimate, subject to the completion of the Company’s financial closing procedures and the annual audit of its financial statements by its auditors. As a result, this preliminary estimate may differ from the actual results that will be reflected in the Company’s audited, consolidated financial statements for the fiscal year ended December 31, 2023 when they are completed and publicly disclosed. This preliminary estimate may change, and that change may be material. The Company’s independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimate and accordingly do not express an opinion or any other form of assurance with respect thereto.

Item 7.01.	Regulation FD Disclosure.

On January 5, 2024, the Company issued a press release entitled “Spero Therapeutics Provides Corporate Update and 2024 Outlook” (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

In addition, on January 5, 2024, the Company updated its investor presentation (the “Investor Presentation”), which the Company expects to use in connection with general corporate presentations and will be made available on the Company’s website or distributed by the Company in hardcopy or electronic form. A copy of the Investor Presentation is attached as Exhibit 99.2 to this Current Report. The Investor Presentation is current as of January 5, 2024, and the Company disclaims any obligation to update the Investor Presentation after such date.

In accordance with General Instruction B.2 on Form 8-K, the information set forth in this Item 7.01, the Press Release, and the Investor Presentation is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

Item 8.01	Other Events.

Tebipenem HBr

As previously reported, the Company achieved first patient, first visit in PIVOT-PO, the global pivotal Phase 3 clinical trial of tebipenem HBr in patients with complicated urinary tract infections (cUTI), including acute pyelonephritis (AP), with a target enrollment of approximately 2,648 patients, which the Company expects to be completed in the second half of 2025.

Cash Runway Guidance

The Company believes its cash and cash equivalents as of December 31, 2023, together with the development milestone payments due under its license agreement with GlaxoSmithKline Intellectual Property (No. 3) Limited (GSK), will be sufficient to fund anticipated operating and capital expenditure requirements into late 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 5, 2024.

99.2	Investor Presentation of Spero Therapeutics, Inc. dated January 5, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2024	SPERO THERAPEUTICS, INC.

	By:	/s/ Tamara Joseph
Tamara Joseph
Chief Legal Officer

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